Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-4 of Meritage Homes Corporation of our report dated January 26, 2015, relating to the financial statements of BK Residential Construction, LLC as of December 31, 2013 and for the year then ended, appearing in this Registration Statement and to the reference of our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Frazier & Deeter, LLC

Atlanta, GA

June 24, 2015